WesBanco Announces First Quarter 2023 Financial Results

Wheeling, WVa. (April 24, 2023) – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2023. Net income available to common shareholders for the first quarter of 2023 was $39.8 million, with diluted earnings per share of $0.67, compared to $41.6 million and $0.68 per diluted share, respectively, for the first quarter of 2022. As noted in the following table, net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended March 31, 2023, was $42.3 million, or $0.71 per diluted share, as compared to $42.9 million and $0.70 per diluted share, respectively, in the prior year quarter (non-GAAP measures).

	For the Three Months Ended March 31,
	2023		2022
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$42,301	$0.71	$42,851	$0.70
Less: After tax restructuring and merger-related expenses	(2,491)	(0.04)	(1,258)	(0.02)
Net income available to common shareholders (GAAP)	$39,810	$0.67	$41,593	$0.68
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended March 31, 2023:

•
Generated solid growth in pre-tax, pre-provision income (excluding restructuring and merger-related expenses) of 13.2% year-over-year (non-GAAP)
•
Total loan growth was 11.9% year-over-year and 7.0% annualized when compared to December 31, 2022, reflecting the strength of our markets and lending teams
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
•
WesBanco remains well-capitalized with solid liquidity and a strong balance sheet with capacity to fund loan growth
o
Returns on average assets and tangible equity were 1.01% and 13.48%, respectively (non-GAAP)
o
Average loans to average deposits were 83.5%
•
Strong new commercial swap fee income, excluding fair market value adjustments, increased $1.7 million year-over-year
•
Controlled discretionary expenses, while continuing to make important long-term growth investments
•
WesBanco continues to be acknowledged for its soundness, profitability, employee focus, and customer service as it continued to receive numerous national accolades the last few months
o
For the 13th time since 2010, named one of America’s Best Banks for strong capital, credit quality, and profitability
o
For the third consecutive year, voted one of America’s Best Midsize Employers by our employees
o
For the fifth year in a row, recognized by our customers as one of the World’s Best Banks

“WesBanco demonstrated the earnings power, capital, and liquidity to perform well during a quarter of industry volatility,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “I am pleased with both the company’s performance and our employees continued commitment to serving the needs of our customers and communities. The recent naming of our company as One of America's Best Banks, and One of America's Best Midsize Employers by Forbes is a testament to the dedicated efforts of our teams.”

Jeffrey H. Jackson, Senior Executive Vice President and Chief Operating Officer added, “We continued to effectively execute our strategic business plans, during the quarter, as evidenced by our solid loan growth across all markets, disciplined expense management, and excellent credit quality. Our deposit granularity, as evidenced by our average deposit account size of $27,000, reflects the trust our customers have in our 153-year heritage as a community bank. Our current loan to deposit ratio of 83% also provides us with ample lending capacity to support our customers as they grow.”

Balance Sheet

Loan growth for the first quarter of 2023 continues to reflect strong performance by our commercial and consumer lending teams, as well as more 1-to-4 family residential mortgages retained on the balance sheet. As of March 31, 2023, total portfolio loans were $10.9 billion, which increased 7.0% annualized, when compared to December 31, 2022, driven by strong growth across our markets, and the total commercial pipeline was $1.1 billion. Further, commercial real estate payoffs during the first quarter remained in the historical range of approximately $90 million.

Total deposits, as of March 31, 2023, were $12.9 billion, down 2.0%, when compared to December 31, 2022, reflecting the impact of rate and inflationary pressures and rising costs across the economy. Further, the Federal Reserve’s tightening actions to control inflation have resulted in industry-wide deposit contraction. Deposits declined approximately $360 million early during the quarter and remained flat through February and March. Despite the decrease in deposits, early in the quarter, the average loans to average deposits ratio remained relatively low at 83.5% for the first quarter of 2023.

Credit Quality

As of March 31, 2023, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range throughout the last five quarters. Total loans past due as a percent of the loan portfolio decreased 4 basis points from the fourth quarter and 19 basis points from the prior year, while criticized and classified loans as a percent of the loan portfolio decreased 74 and 208 basis points, respectively, to 1.60%. For the first quarter, net loan charge-offs totaled $1.9 million, mostly related to one long-term care facility credit. During the first quarter of 2023, we recorded a provision for credit losses of $3.6 million, as compared to a release of provision in the prior year period of $3.4 million. Reflecting the current recorded provision and loan growth, as well as changes in prepayment assumptions, the allowance for credit losses to total portfolio loans at March 31, 2023 was $118.7 million, or 1.09% of total loans.

Net Interest Margin and Income

The net interest margin of 3.36% for the first quarter of 2023 increased 41 basis points year-over-year, which reflects the 425 basis point increase in the federal fund rate since March 2022, as well as our successful deployment of excess cash into higher-yielding loans. However, the net interest margin decreased 13 basis points from the fourth quarter of 2022 primarily due to higher funding costs as lower cost deposits were replaced with higher cost wholesale borrowings. While our robust legacy deposit base provides a pricing advantage, we are not immune to the impact of rising interest rates on our funding sources, including rising competitive rates for public funds, which totaled approximately $1.4 billion at March 31, 2023. Total deposit funding costs of 100 basis points for the first quarter of 2023 increased 88 basis points year-over-year and 43 quarter-over-quarter, or 57 and 28 basis points, respectively, when including non-interest bearing deposits. This reflects a total deposit beta of 13%, when compared to the 425 basis point increase in the federal fund rate from May 2022 through February 2023. Accretion from acquisitions benefited the first quarter net interest margin by 4 basis points, as compared to 8 basis points in the prior year period.

Net interest income increased $16.6 million, or 15.4%, during the first quarter of 2023, as compared to the same quarter of 2022, reflecting loan growth and the benefit of rising rates on loan and securities yields, which more than offset higher funding costs.

Non-Interest Income

For the first quarter of 2023, non-interest income of $27.7 million decreased $2.7 million, or 9.0%, from the first quarter of 2022, driven primarily by lower bank-owned life insurance and mortgage banking income. Bank-owned life insurance decreased $1.9 million year-over-year due to $1.9 million of higher death benefits received in the prior year period. Mortgage banking income decreased $1.5 million year-over-year due to a reduction in residential mortgage originations, primarily driven by the higher interest rate environment, and our retention of more residential mortgages on the balance sheet as production continues to migrate towards shorter-term adjustable rate mortgage products. First quarter mortgage originations decreased 40% year-over-year to $162 million, with approximately 70% retained, as compared to 75% last year. New commercial swap fees, which are recorded in other income, increased $1.7 million from the prior year period to $1.8 million, while associated fair market value adjustments totaled negative $1.0 million during the first quarter, as compared to a positive $1.5 million last year.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended March 31, 2023 totaled $93.0 million, an increase of 8.2% year-over-year, reflecting increased salaries and wages, benefits, FDIC insurance, and equipment expense, partially offset by discretionary cost control. Salaries and wages increased $3.0 million, or 7.7%, compared to the prior year period due to higher salary expense related to higher staffing levels, mainly revenue-producing positions, and merit increases. Employee benefits increased $2.9 million from last year due to higher staffing levels, increased pension expense, and higher health insurance contributions. FDIC insurance expense increased $1.4 million year-over-year due to the 2 basis point increase in the minimum rate for all banks. Equipment and software expense increased $1.1 million due to the planned upgrade to one-third of our ATM fleet with the latest technology and general inflationary cost increases for existing service agreements. Lastly, restructuring charges of $3.2 million during the quarter reflect the associated write-downs of leases and fixed assets related to five properties, two of which are larger back-office facilities, to be closed later this year.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At March 31, 2023, Tier I leverage was 9.82%, Tier I risk-based capital ratio was 12.22%, common equity Tier 1 capital ratio (“CET 1”) was 11.11%, and total risk-based capital was 14.97%. In addition, tangible common equity to tangible assets improved 16 basis points on a sequential quarter basis to 7.44%.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2023 at 10:00 a.m. ET on Tuesday, April 25, 2023. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 7397505. The replay will begin at approximately 12:00 p.m. ET on April 25, 2023 and end at 12 a.m. ET on May 9, 2023. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2022 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. Furthermore, our strong financial performance and employee focus has earned us recognition by Forbes as both one of America’s Best Banks and Best Midsize Employers. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $5.0 billion of assets under management (as of March 31, 2023). WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 194 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. Learn more at www.wesbanco.com. Follow @WesBanco on Facebook, LinkedIn, and Twitter.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
	2023	2022	% Change
Interest and dividend income
Loans, including fees	$133,406	$93,121	43.3
Interest and dividends on securities:
Taxable	19,086	14,112	35.2
Tax-exempt	4,790	4,344	10.3
Total interest and dividends on securities	23,876	18,456	29.4
Other interest income	3,273	597	448.2
Total interest and dividend income	160,555	112,174	43.1
Interest expense
Interest bearing demand deposits	11,106	811	NM
Money market deposits	4,252	321	NM
Savings deposits	4,000	264	NM
Certificates of deposit	1,203	1,273	(5.5)
Total interest expense on deposits	20,561	2,669	670.4
Federal Home Loan Bank borrowings	11,300	575	NM
Other short-term borrowings	418	48	770.8
Subordinated debt and junior subordinated debt	3,944	1,171	236.8
Total interest expense	36,223	4,463	711.6
Net interest income	124,332	107,711	15.4
Provision for credit losses	3,577	(3,438)	204.0
Net interest income after provision for credit losses	120,755	111,149	8.6
Non-interest income
Trust fees	7,494	7,835	(4.4)
Service charges on deposits	6,170	6,090	1.3
Electronic banking fees	4,605	5,345	(13.8)
Net securities brokerage revenue	2,576	2,220	16.0
Bank-owned life insurance	1,959	3,881	(49.5)
Mortgage banking income	426	1,923	(77.8)
Net securities gains/(losses)	145	(650)	122.3
Net gain/(loss) on other real estate owned and other assets	232	(806)	128.8
Other income	4,046	4,544	(11.0)
Total non-interest income	27,653	30,382	(9.0)
Non-interest expense
Salaries and wages	41,952	38,937	7.7
Employee benefits	12,060	9,158	31.7
Net occupancy	6,643	7,234	(8.2)
Equipment and software	9,063	8,011	13.1
Marketing	2,325	2,421	(4.0)
FDIC insurance	2,884	1,522	89.5
Amortization of intangible assets	2,301	2,598	(11.4)
Restructuring and merger-related expense	3,153	1,593	97.9
Other operating expenses	15,744	16,074	(2.1)
Total non-interest expense	96,125	87,548	9.8
Income before provision for income taxes	52,283	53,983	(3.1)
Provision for income taxes	9,942	9,859	0.8
Net Income	42,341	44,124	(4.0)
Preferred stock dividends	2,531	2,531	-
Net income available to common shareholders	$39,810	$41,593	(4.3)

Taxable equivalent net interest income	$125,605	$108,866	15.4

Per common share data
Net income per common share - basic	$0.67	$0.68	(1.5)
Net income per common share - diluted	0.67	0.68	(1.5)
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.70	1.4
Dividends declared	0.35	0.34	2.9
Book value (period end)	39.34	39.64	(0.8)
Tangible book value (period end) (1)	20.27	20.87	(2.9)
Average common shares outstanding - basic	59,217,711	61,445,399	(3.6)
Average common shares outstanding - diluted	59,375,053	61,593,365	(3.6)
Period end common shares outstanding	59,246,569	60,613,414	(2.3)
Period end preferred shares outstanding	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2023	2022	% Change
Return on average assets	0.95%	0.99%	(4.04)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.01	1.02	(0.98)
Return on average equity	6.57	6.35	3.46
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.98	6.54	6.73
Return on average tangible equity (1)	12.72	11.67	9.00
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	13.48	12.01	12.24
Return on average tangible common equity (1)	14.28	12.90	10.70
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	15.13	13.27	14.02
Yield on earning assets (2)	4.32	3.07	40.72
Cost of interest bearing liabilities	1.52	0.19	700.00
Net interest spread (2)	2.80	2.88	(2.78)
Net interest margin (2)	3.36	2.95	13.90
Efficiency (1) (2)	60.66	61.73	(1.73)
Average loans to average deposits	83.46	71.05	17.47
Annualized net loan charge-offs/average loans	0.07	0.00	100.00
Effective income tax rate	19.02	18.26	4.16

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
Return on average assets	0.95%	1.18%	1.19%	0.95%	0.99%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.01	1.18	1.19	0.95	1.02
Return on average equity	6.57	8.18	8.05	6.43	6.35
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.98	8.18	8.06	6.43	6.54
Return on average tangible equity (1)	12.72	16.05	15.39	12.35	11.67
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	13.48	16.05	15.41	12.36	12.01
Return on average tangible common equity (1)	14.28	18.09	17.23	13.80	12.90
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	15.13	18.10	17.25	13.82	13.27
Yield on earning assets (2)	4.32	4.00	3.59	3.20	3.07
Cost of interest bearing liabilities	1.52	0.82	0.41	0.26	0.19
Net interest spread (2)	2.80	3.18	3.18	2.94	2.88
Net interest margin (2)	3.36	3.49	3.33	3.03	2.95
Efficiency (1) (2)	60.66	56.91	58.13	61.91	61.73
Average loans to average deposits	83.46	78.43	75.01	72.36	71.05
Annualized net loan charge-offs and recoveries /average loans	0.07	0.02	0.04	0.00	0.00
Effective income tax rate	19.02	18.51	18.85	19.35	18.26
Trust assets, market value at period end	$5,026,631	$4,878,479	$4,622,878	$4,803,043	$5,412,342

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	March 31,			December 31,	December 31, 2022
Balance sheets	2023	2022	% Change	2022	to March 31, 2023
Assets
Cash and due from banks	$152,756	$200,513	(23.8)	$166,182	(8.1)
Due from banks - interest bearing	444,747	1,168,985	(62.0)	242,229	83.6
Securities:
Equity securities, at fair value	11,843	12,757	(7.2)	11,506	2.9
Available-for-sale debt securities, at fair value	2,465,996	2,911,373	(15.3)	2,529,140	(2.5)
Held-to-maturity debt securities (fair values of $1,107,685; $1,092,993, and $1,084,390, respectively)	1,239,247	1,157,202	7.1	1,248,629	(0.8)
Allowance for credit losses - held-to-maturity debt securities	(212)	(285)	25.6	(220)	3.6
Net held-to-maturity debt securities	1,239,035	1,156,917	7.1	1,248,409	(0.8)
Total securities	3,716,874	4,081,047	(8.9)	3,789,055	(1.9)
Loans held for sale	12,722	15,959	(20.3)	8,249	54.2
Portfolio loans:
Commercial real estate	6,197,844	5,580,082	11.1	6,061,344	2.3
Commercial and industrial	1,519,808	1,513,078	0.4	1,579,395	(3.8)
Residential real estate	2,251,423	1,767,064	27.4	2,140,584	5.2
Home equity	692,001	592,872	16.7	695,065	(0.4)
Consumer	227,612	280,176	(18.8)	226,340	0.6
Total portfolio loans, net of unearned income	10,888,688	9,733,272	11.9	10,702,728	1.7
Allowance for credit losses - loans	(118,698)	(117,865)	(0.7)	(117,790)	(0.8)
Net portfolio loans	10,769,990	9,615,407	12.0	10,584,938	1.7
Premises and equipment, net	224,940	219,907	2.3	220,892	1.8
Accrued interest receivable	69,232	60,370	14.7	68,522	1.0
Goodwill and other intangible assets, net	1,139,054	1,149,035	(0.9)	1,141,355	(0.2)
Bank-owned life insurance	354,320	348,179	1.8	352,361	0.6
Other assets	389,991	244,613	59.4	358,122	8.9
Total Assets	$17,274,626	$17,104,015	1.0	$16,931,905	2.0
Liabilities
Deposits:
Non-interest bearing demand	$4,478,954	$4,670,520	(4.1)	$4,700,438	(4.7)
Interest bearing demand	3,107,112	3,405,610	(8.8)	3,119,807	(0.4)
Money market	1,618,204	1,831,683	(11.7)	1,684,023	(3.9)
Savings deposits	2,784,780	2,679,053	3.9	2,741,004	1.6
Certificates of deposit	884,146	1,211,008	(27.0)	885,818	(0.2)
Total deposits	12,873,196	13,797,874	(6.7)	13,131,090	(2.0)
Federal Home Loan Bank borrowings	1,280,000	123,898	933.1	705,000	81.6
Other short-term borrowings	111,176	158,538	(29.9)	135,069	(17.7)
Subordinated debt and junior subordinated debt	281,629	280,743	0.3	281,404	0.1
Total borrowings	1,672,805	563,179	197.0	1,121,473	49.2
Accrued interest payable	7,669	1,786	329.4	4,593	67.0
Other liabilities	245,499	193,860	26.6	248,087	(1.0)
Total Liabilities	14,799,169	14,556,699	1.7	14,505,243	2.0
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,246,569, 60,613,414 and 59,198,963 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,636,061	1,636,705	-	1,635,877	-
Retained earnings	1,096,924	998,315	9.9	1,077,675	1.8
Treasury stock (8,834,737, 7,467,892 and 8,882,343 shares - at cost, respectively)	(307,507)	(261,012)	(17.8)	(308,964)	0.5
Accumulated other comprehensive loss	(234,399)	(111,312)	(110.6)	(262,416)	10.7
Deferred benefits for directors	(1,940)	(1,698)	(14.3)	(1,828)	(6.1)
Total Shareholders' Equity	2,475,457	2,547,316	(2.8)	2,426,662	2.0
Total Liabilities and Shareholders' Equity	$17,274,626	$17,104,015	1.0	$16,931,905	2.0

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended March 31,
	2023		2022
Average balance sheet and net interest margin analysis	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$279,448	4.29%	$1,161,218	0.16%
Loans, net of unearned income (1)	10,750,132	5.03	9,712,085	3.89
Securities: (2)
Taxable	3,302,081	2.34	3,333,379	1.72
Tax-exempt (3)	800,804	3.07	729,380	3.06
Total securities	4,102,885	2.49	4,062,759	1.96
Other earning assets	45,879	2.82	15,446	3.81
Total earning assets (3)	15,178,344	4.32%	14,951,508	3.07%
Other assets	1,792,210		2,041,090
Total Assets	$16,970,554		$16,992,598

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,029,944	1.49%	$3,403,499	0.10%
Money market accounts	1,632,738	1.06	1,806,719	0.07
Savings deposits	2,774,741	0.58	2,626,962	0.04
Certificates of deposit	862,703	0.57	1,254,603	0.41
Total interest bearing deposits	8,300,126	1.00	9,091,783	0.12
Federal Home Loan Bank borrowings	970,000	4.72	180,024	1.30
Repurchase agreements	131,186	1.29	156,167	0.12
Subordinated debt and junior subordinated debt	281,483	5.68	147,709	3.22
Total interest bearing liabilities (4)	9,682,795	1.52%	9,575,683	0.19%
Non-interest bearing demand deposits	4,580,164		4,576,749
Other liabilities	249,528		184,359
Shareholders' equity	2,458,067		2,655,807
Total Liabilities and Shareholders' Equity	$16,970,554		$16,992,598
Taxable equivalent net interest spread		2.80%		2.88%
Taxable equivalent net interest margin		3.36%		2.95%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $0.4 million and $4.1 million for the three months ended March 31, 2023 and 2022, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.3 million and $2.5 million for the three months ended March 31, 2023 and 2022, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.
(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.2 million and $0.4 million for the three months ended March 31, 2023 and 2022, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Statement of Income	2023	2022	2022	2022	2022
Interest and dividend income
Loans, including fees	$133,406	$123,307	$109,562	$96,412	$93,121
Interest and dividends on securities:
Taxable	19,086	18,655	17,531	15,825	14,112
Tax-exempt	4,790	4,853	4,916	4,706	4,344
Total interest and dividends on securities	23,876	23,508	22,447	20,531	18,456
Other interest income	3,273	2,103	2,108	1,504	597
Total interest and dividend income	160,555	148,918	134,117	118,447	112,174
Interest expense
Interest bearing demand deposits	11,106	7,264	2,953	1,153	811
Money market deposits	4,252	1,890	968	383	321
Savings deposits	4,000	2,454	1,067	330	264
Certificates of deposit	1,203	742	958	1,116	1,273
Total interest expense on deposits	20,561	12,350	5,946	2,982	2,669
Federal Home Loan Bank borrowings	11,300	2,634	348	411	575
Other short-term borrowings	418	324	147	48	48
Subordinated debt and junior subordinated debt	3,944	3,736	3,175	2,778	1,171
Total interest expense	36,223	19,044	9,616	6,219	4,463
Net interest income	124,332	129,874	124,501	112,228	107,711
Provision for credit losses	3,577	3,123	(535)	(812)	(3,438)
Net interest income after provision for credit losses	120,755	126,751	125,036	113,040	111,149
Non-interest income
Trust fees	7,494	6,672	6,517	6,527	7,835
Service charges on deposits	6,170	6,762	6,942	6,487	6,090
Electronic banking fees	4,605	4,695	4,808	5,154	5,345
Net securities brokerage revenue	2,576	2,556	2,491	2,258	2,220
Bank-owned life insurance	1,959	2,464	1,999	2,384	3,881
Mortgage banking income	426	621	1,257	1,328	1,923
Net securities gains/(losses)	145	(600)	656	(1,183)	(650)
Net gain/(loss) on other real estate owned and other assets	232	550	2,040	(1,302)	(806)
Other income	4,046	4,050	5,546	5,330	4,544
Total non-interest income	27,653	27,770	32,256	26,983	30,382
Non-interest expense
Salaries and wages	41,952	42,606	44,271	41,213	38,937
Employee benefits	12,060	9,198	10,693	8,722	9,158
Net occupancy	6,643	6,262	6,489	6,119	7,234
Equipment and software	9,063	8,712	8,083	7,702	8,011
Marketing	2,325	1,788	2,377	2,749	2,421
FDIC insurance	2,884	2,051	2,391	1,937	1,522
Amortization of intangible assets	2,301	2,541	2,560	2,579	2,598
Restructuring and merger-related expense	3,153	11	66	52	1,593
Other operating expenses	15,744	17,286	15,011	15,946	16,074
Total non-interest expense	96,125	90,455	91,941	87,019	87,548
Income before provision for income taxes	52,283	64,066	65,351	53,004	53,983
Provision for income taxes	9,942	11,856	12,318	10,256	9,859
Net Income	42,341	52,210	53,033	42,748	44,124
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$39,810	$49,679	$50,502	$40,217	$41,593

Taxable equivalent net interest income	$125,605	$131,164	$125,808	$113,479	$108,866

Per common share data
Net income per common share - basic	$0.67	$0.84	$0.85	$0.67	$0.68
Net income per common share - diluted	0.67	0.84	0.85	0.67	0.68
Net income per common share - diluted, excluding certain items (1)(2)	0.71	0.84	0.85	0.67	0.70
Dividends declared	0.35	0.35	0.34	0.34	0.34
Book value (period end)	39.34	38.55	37.96	38.92	39.64
Tangible book value (period end) (1)	20.27	19.43	18.84	19.89	20.87
Average common shares outstanding - basic	59,217,711	59,188,238	59,549,244	60,036,103	61,445,399
Average common shares outstanding - diluted	59,375,053	59,374,204	59,697,676	60,185,207	61,593,365
Period end common shares outstanding	59,246,569	59,198,963	59,304,505	59,698,788	60,613,414
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,501	2,495	2,480	2,509	2,456

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2023		2022		2022		2022		2022
Non-performing assets:
Troubled debt restructurings - accruing	$-		$3,230		$4,583		$3,579		$3,731
Non-accrual loans:
Troubled debt restructurings	-		1,711		1,756		2,120		1,348
Other non-accrual loans	39,216		36,474		26,428		29,594		32,024
Total non-accrual loans	39,216		38,185		28,184		31,714		33,372
Total non-performing loans	39,216		41,415		32,767		35,293		37,103
Other real estate and repossessed assets	1,554		1,486		1,595		31		87
Total non-performing assets	$40,770		$42,901		$34,362		$35,324		$37,190

Past due loans (1):
Loans past due 30-89 days	$12,920		$15,439		$21,836		$31,388		$28,322
Loans past due 90 days or more	4,570		5,443		24,311		9,560		6,142
Total past due loans	$17,490		$20,882		$46,147		$40,948		$34,464

Criticized and classified loans (2):
Criticized loans	$116,608		$147,945		$163,176		$193,871		$234,143
Classified loans	57,222		102,555		86,861		126,257		123,837
Total criticized and classified loans	$173,830		$250,500		$250,037		$320,128		$357,980

Loans past due 30-89 days / total portfolio loans (3)	0.12%		0.14%		0.21%		0.31%		0.29%
Loans past due 90 days or more / total portfolio loans	0.04		0.05		0.24		0.09		0.06
Non-performing loans / total portfolio loans	0.36		0.39		0.32		0.35		0.38
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.37		0.40		0.33		0.35		0.38
Non-performing assets / total assets	0.24		0.25		0.21		0.21		0.22
Criticized and classified loans / total portfolio loans	1.60		2.34		2.43		3.14		3.68

Allowance for credit losses
Allowance for credit losses - loans	$118,698		$117,790		$114,584		$117,403		$117,865
Allowance for credit losses - loan commitments	9,127		8,368		8,938		7,718		8,050
Provision for credit losses	3,577		3,123		(535)		(812)		(3,438)
Net loan and deposit account overdraft charge-offs and recoveries	1,919		493		1,102		2		27
Annualized net loan charge-offs and recoveries / average loans	0.07%		0.02%		0.04%		0.00%		0.00%
Allowance for credit losses - loans / total portfolio loans	1.09%		1.10%		1.11%		1.15%		1.21%
Allowance for credit losses - loans / non-performing loans	3.03	x	2.84	x	3.50	x	3.33	x	3.18	x
Allowance for credit losses - loans / non-performing loans and loans past due	2.09	x	1.89	x	1.45	x	1.54	x	1.65	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2023		2022		2022		2022		2022
Capital ratios
Tier I leverage capital	9.82%		9.90%		9.68%		9.51%		9.67%
Tier I risk-based capital	12.22		12.33		12.51		12.49		13.25
Total risk-based capital	14.97		15.11		15.37		15.40		16.32
Common equity tier 1 capital ratio (CET 1)	11.11		11.20		11.35		11.31		12.01
Average shareholders' equity to average assets	14.48		14.45		14.75		14.79		15.63
Tangible equity to tangible assets (4)	8.33		8.19		8.16		8.50		8.83
Tangible common equity to tangible assets (4)	7.44		7.28		7.22		7.58		7.92

(1) Troubled debt restructurings no longer exist with Wesbanco's adoption of ASU 2022-02 on January 1, 2023.
(2) Excludes non-performing loans.
(3) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2022	2022	2022	2022
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$39,810	$49,679	$50,502	$40,217	$41,593
Plus: after-tax restructuring and merger-related expenses (1)	2,491	9	52	41	1,258
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	42,301	49,688	50,554	40,258	42,851

Average total assets	$16,970,554	$16,685,930	$16,871,655	$16,971,452	$16,992,598

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.01%	1.18%	1.19%	0.95%	1.02%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$39,810	$49,679	$50,502	$40,217	$41,593
Plus: after-tax restructuring and merger-related expenses (1)	2,491	9	52	41	1,258
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	42,301	49,688	50,554	40,258	42,851

Average total shareholders' equity	2,458,067	2,410,761	2,488,938	2,509,439	2,655,807

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.98%	8.18%	8.06%	6.43%	6.54%

Return on average tangible equity:
Net income available to common shareholders	$39,810	$49,679	$50,502	$40,217	$41,593
Plus: amortization of intangibles (1)	1,818	2,007	2,022	2,037	2,052
Net income available to common shareholders before amortization of intangibles	41,628	51,686	52,524	42,254	43,645

Average total shareholders' equity	2,458,067	2,410,761	2,488,938	2,509,439	2,655,807
Less: average goodwill and other intangibles, net of def. tax liability	(1,131,027)	(1,132,894)	(1,135,007)	(1,137,187)	(1,139,242)
Average tangible equity	$1,327,040	$1,277,867	$1,353,931	$1,372,252	$1,516,565

Return on average tangible equity (annualized) (2)	12.72%	16.05%	15.39%	12.35%	11.67%

Average tangible common equity	$1,182,556	$1,133,383	$1,209,447	$1,227,768	$1,372,081
Return on average tangible common equity (annualized) (2)	14.28%	18.09%	17.23%	13.80%	12.90%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$39,810	$49,679	$50,502	$40,217	$41,593
Plus: after-tax restructuring and merger-related expenses (1)	2,491	9	52	41	1,258
Plus: amortization of intangibles (1)	1,818	2,007	2,022	2,037	2,052
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	44,119	51,695	52,576	42,295	44,903

Average total shareholders' equity	2,458,067	2,410,761	2,488,938	2,509,439	2,655,807
Less: average goodwill and other intangibles, net of def. tax liability	(1,131,027)	(1,132,894)	(1,135,007)	(1,137,187)	(1,139,242)
Average tangible equity	$1,327,040	$1,277,867	$1,353,931	$1,372,252	$1,516,565

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	13.48%	16.05%	15.41%	12.36%	12.01%

Average tangible common equity	$1,182,556	$1,133,383	$1,209,447	$1,227,768	$1,372,081
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	15.13%	18.10%	17.25%	13.82%	13.27%

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2022	2022	2022	2022

Efficiency ratio:
Non-interest expense	$96,125	$90,455	$91,941	$87,019	$87,548
Less: restructuring and merger-related expense	(3,153)	(11)	(66)	(52)	(1,593)
Non-interest expense excluding restructuring and merger-related expense	92,972	90,444	91,875	86,967	85,955

Net interest income on a fully taxable equivalent basis	125,605	131,164	125,808	113,479	108,866
Non-interest income	27,653	27,770	32,256	26,983	30,382
Net interest income on a fully taxable equivalent basis plus non-interest income	$153,258	$158,934	$158,064	$140,462	$139,248
Efficiency Ratio	60.66%	56.91%	58.13%	61.91%	61.73%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$39,810	$49,679	$50,502	$40,217	$41,593
Add: After-tax restructuring and merger-related expenses (1)	2,491	9	52	41	1,258
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$42,301	$49,688	$50,554	$40,258	$42,851

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.67	$0.84	$0.85	$0.67	$0.68
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.04	-	-	-	0.02
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.71	$0.84	$0.85	$0.67	$0.70

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
Tangible book value per share:
Total shareholders' equity	$2,475,457	$2,426,662	$2,395,652	$2,467,951	$2,547,316
Less: goodwill and other intangible assets, net of def. tax liability	(1,130,172)	(1,131,990)	(1,133,998)	(1,136,020)	(1,138,057)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,200,801	1,150,188	1,117,170	1,187,447	1,264,775

Common shares outstanding	59,246,569	59,198,963	59,304,505	59,698,788	60,613,414

Tangible book value per share	$20.27	$19.43	$18.84	$19.89	$20.87

Tangible common equity to tangible assets:
Total shareholders' equity	$2,475,457	$2,426,662	$2,395,652	$2,467,951	$2,547,316
Less: goodwill and other intangible assets, net of def. tax liability	(1,130,172)	(1,131,990)	(1,133,998)	(1,136,020)	(1,138,057)
Tangible equity	1,345,285	1,294,672	1,261,654	1,331,931	1,409,259
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,200,801	1,150,188	1,117,170	1,187,447	1,264,775

Total assets	17,274,626	16,931,905	16,604,747	16,799,624	17,104,015
Less: goodwill and other intangible assets, net of def. tax liability	(1,130,172)	(1,131,990)	(1,133,998)	(1,136,020)	(1,138,057)
Tangible assets	$16,144,454	$15,799,915	$15,470,749	$15,663,604	$15,965,958

Tangible equity to tangible assets	8.33%	8.19%	8.16%	8.50%	8.83%

Tangible common equity to tangible assets	7.44%	7.28%	7.22%	7.58%	7.92%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2023	2022	2022	2022	2022
Pre-tax, pre-provision income:
Income before provision for income taxes	$52,283	$64,066	$65,351	$53,004	$53,983
Add: provision for credit losses	3,577	3,123	(535)	(812)	(3,438)
Pre-tax, pre-provision income	$55,860	$67,189	$64,816	$52,192	$50,545

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$52,283	$64,066	$65,351	$53,004	$53,983
Add: provision for credit losses	3,577	3,123	(535)	(812)	(3,438)
Add: restructuring and merger-related expenses	3,153	11	66	52	1,593
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$59,013	$67,200	$64,882	$52,244	$52,138

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$52,283	$64,066	$65,351	$53,004	$53,983
Add: provision for credit losses	3,577	3,123	(535)	(812)	(3,438)
Add: restructuring and merger-related expenses	3,153	11	66	52	1,593
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	59,013	67,200	64,882	52,244	52,138

Average total assets	$16,970,554	$16,685,930	$16,871,655	$16,971,452	$16,992,598

Return on average assets, excluding certain items (annualized) (1) (2)	1.41%	1.60%	1.53%	1.23%	1.24%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$52,283	$64,066	$65,351	$53,004	$53,983
Add: provision for credit losses	3,577	3,123	(535)	(812)	(3,438)
Add: restructuring and merger-related expenses	3,153	11	66	52	1,593
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	59,013	67,200	64,882	52,244	52,138

Average total shareholders' equity	$2,458,067	$2,410,761	$2,488,938	$2,509,439	$2,655,807

Return on average equity, excluding certain items (annualized) (1) (2)	9.74%	11.06%	10.34%	8.35%	7.96%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$52,283	$64,066	$65,351	$53,004	$53,983
Add: provision for credit losses	3,577	3,123	(535)	(812)	(3,438)
Add: amortization of intangibles	2,301	2,541	2,560	2,579	2,598
Add: restructuring and merger-related expenses	3,153	11	66	52	1,593
Income before provision, restructuring and merger-related expenses and amortization of intangibles	61,314	69,741	67,442	54,823	54,736

Average total shareholders' equity	2,458,067	2,410,761	2,488,938	2,509,439	2,655,807
Less: average goodwill and other intangibles, net of def. tax liability	(1,131,027)	(1,132,894)	(1,135,007)	(1,137,187)	(1,139,242)
Average tangible equity	$1,327,040	$1,277,867	$1,353,931	$1,372,252	$1,516,565

Return on average tangible equity, excluding certain items (annualized) (1) (2)	18.74%	21.65%	19.76%	16.02%	14.64%

Average tangible common equity	$1,182,556	$1,133,383	$1,209,447	$1,227,768	$1,372,081
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	21.03%	24.41%	22.12%	17.91%	16.18%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.